EXHIBIT 23.2

                          Most Horowitz & Company, LLP
                          Certified Public Accountants
                          1133 Avenue of the Americas
                               New York, NY 10036
                              Tel: (212) 764-4910
                              Fax: (212) 575-2017


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent the use in this Registration Statement on Form S-8 of our report dated November 21, 1997, and December 31, 1997 as to Notes 13 and 14, relating to the financial statements of Oak Tree Medical Systems, Inc. and Subsidiaries, as of May 31, 1997.

                                       /s/ Most Horowitz & Company, LLP
                                           ----------------------------
                                           Most Horowitz & Company, LLP

New York, New York
February 26, 1998